Exhibit 99.1

FOR IMMEDIATE RELEASE:

Synutra Announces Appointment of New Chief Financial Officer

Qingdao, China and Rockville, Md. – December 20, 2012 – Synutra International, Inc. (NASDAQ: SYUT), (“Synutra” or the “Company”), which owns subsidiaries in China that produce, market and sell nutritional products for infants, children and adults, today announced the appointment of Ms. Ning “Clare” Cai as Chief Financial Officer, effective today. Mr. Weiguo Zhang, who served as Interim Chief Financial Officer and President of the Company, will remain as the President of the Company.

Ms. Cai has thirteen years of experience in corporate finance and investment banking. Ms. Cai joins Synutra from Trina Solar Limited (NYSE: TSL), where she served as a director of investment analysis from April 2010 to April 2012 and as the controller of System Group & China region from May 2012 to December 2012.  Before that, Ms. Cai worked for nine years at Scotia Capital, the investment banking arm of Bank of Nova Scotia (NYSE: BNS).  Ms. Cai worked on the execution team in Scotia Capital's San Francisco office where she held progressive positions as an Associate from 2001 to 2003, an Associate Director from 2003 to 2006 and as a Director from 2006 to 2009, primarily covering  the portfolio management and deal execution for the real estate, gaming & leisure, and technology industries.  Ms. Cai started her career with Ernst & Young’s Shanghai office where she was a staff accountant in the tax group from 1997 to 1999.  Ms. Cai earned a Bachelor in Economics from Shanghai International Studies University and an MBA from University of Iowa Tippie Business School.  Ms. Cai holds the Chartered Financial Analyst ("CFA") designation.

Mr. Liang Zhang, Chairman and CEO of Synutra, commented, "We are pleased to have Ms. Cai on board as our new CFO. She is distinctly qualified to serve as Synutra’s CFO and we are looking forward to leveraging her expertise for both the day-to-day financial operations of the Company and long-term strategic planning.  We expect her to contribute quickly to the vision and growth of our Company."

About Synutra International, Inc.
Synutra International, Inc. (Nasdaq: SYUT) is a leading infant formula company in China. It principally produces, markets and sells its products through its operating subsidiaries under the "Shengyuan" or "Synutra" name, together with other complementary brands. It focuses on selling premium infant formula products, which are supplemented by more affordable infant formulas targeting the mass market as well as other nutritional products and ingredients. It sells its products through an extensive nationwide sales and distribution network covering all provinces and provincial-level municipalities in mainland China. As of September 30, 2012, this network comprised over 680 independent distributors and over 730 independent sub-distributors who sell Synutra products in over 63,000 retail outlets.

Forward-looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, assumptions, estimates and projections about Synutra International, Inc. and its industry. All statements other than statements of historical fact in this release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "is/are likely to," "may," "plan," "should," "will," "aim," "potential," "continue," or other similar expressions. The forward-looking statements included in this press release relate to, among others, Synutra's goals and strategies; its future business development, financial condition and results of operations; the expected growth of the nutritional products and infant formula markets in China; market acceptance of Synutra’s products; the safety and quality of Synutra’s products; Synutra's expectations regarding demand for its products; Synutra's ability to stay abreast of market trends and technological advances; competition in the infant formula industry in China; PRC governmental policies and regulations relating to the nutritional products and infant formula industries, and general economic and business conditions in China. These forward-looking statements involve various risks and uncertainties. Although Synutra believes that the expectations expressed in these forward-looking statements are reasonable, these expectations may turn out to be incorrect. Synutra's actual results could be materially different from the expectations. Important risks and factors that could cause actual results to be materially different from expectations are generally set forth in Synutra's filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release. Synutra International, Inc. undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

FOR FURTHER INFORMATION:
Synutra International, Inc.
Investor Relations Department
ir@synutra.com or 301-840-3881